SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14 a-11(c) or ss. 240.14a-12

                               ESSEX BANCORP, INC.
                (Name of Registrant as Specified In Its Charter)

 ...............................................................................
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
       (1)    Title of each class of securities to which transaction applies:

              .................................................................
       (2)    Aggregate number of securities to which transaction applies:

              .................................................................
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(Set forth the amount on which the filing fee was calculated and state how it was determined):

              .................................................................
       (4)    Proposed maximum aggregate value of transaction:

              .................................................................
       (5)    Total fee paid:

              .................................................................
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)    Amount Previously Paid:
            .......................................
     (2)    Form, Schedule or Registration Statement No.:
            .......................................
     (3)    Filing Party:
            .......................................
     (4)    Date Filed:
            .........................................

Essex Bancorp, Inc.                                     Gene D. Ross
Corporate Offices                                       President and
The Koger Center                                        Chief Executive Officer
Building #9
Suite 200
Norfolk, Virginia 23502
(757) 893-1300

                                     [logo]
                                      ESSEX
                                  BANCORP, INC.


April 14, 1998



Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the "Meeting") of Essex Bancorp, Inc. (the "Company"), the holding company for Essex Savings Bank, F.S.B. (the "Bank"), which will be held at The Koger Center, Building #5, 1st Floor Conference Room, Norfolk, Virginia, on May 28, 1998 at 1:00 p.m.

The attached Notice of the Meeting and the Proxy Statement describe the formal business to be transacted at the Meeting. Directors and officers of the Company will be present at the Meeting to respond to any questions that our stockholders may have.

The Board of Directors of the Company has determined that the matters to be considered at the Meeting are in the best interests of the Company and our stockholders. For the reasons set forth in the Proxy Statement, the Board unanimously recommends a vote "FOR" each matter to be considered.

YOUR VOTE IS IMPORTANT. You are urged to sign, date and mail the enclosed Proxy Card promptly in the postage-paid envelope provided. If you attend the Meeting, you may vote in person even if you have already mailed in your Proxy Card.

On behalf of the Board of Directors and all of the employees of the Company and the Bank, I wish to thank you for your continued support. We appreciate your interest.

Sincerely yours,

/s/ Gene D. Ross

Gene D. Ross
President and Chief Executive Officer




                          -----------------------------
                          For further information about
                           the Annual Meeting, please
                              call 1-757-893-1326.
                          -----------------------------

                                     [logo]
                                      ESSEX
                                  BANCORP, INC.
                                The Koger Center
                                   Building #9
                                    Suite 200
                             Norfolk, Virginia 23502
                                 (757) 893-1326

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held on May 28, 1998

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Essex Bancorp, Inc. (the "Company") will be held at The Koger Center, Building #5, 1st Floor Conference Room, Norfolk, VA, on May 28, 1998, at 1:00 p.m.

A proxy statement and a proxy card for the Meeting are enclosed. The Meeting is for the purpose of considering and voting upon the following proposals:

          1. A proposal to amend the Company's Certificate of Incorporation to authorize additional shares of Common and Preferred Stock.

          2.   The   ratification   of  the  Essex  Bancorp,   Inc.   Management
               Recognition Plan.

          3. Such other matters as may properly come before the meeting, or any adjournment thereof. The Board of Directors is not aware of any other business to come before the meeting.

The Board of Directors has established March 31, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof. Only record holders of the common stock of the Company as of the close of business on that date will be entitled to vote at the Meeting or any adjournment thereof. A list of stockholders entitled to vote at the Meeting will be available at Essex Bancorp, Inc., The Koger Center, Building #9, Suite 200, Norfolk, Virginia 23502, for a period of ten days prior to the Meeting and also will be available for inspection at the Meeting itself.

EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY A STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR NAME, YOU WILL NEED
ADDITIONAL DOCUMENTATION FROM THE RECORD HOLDER OF YOUR SHARES TO VOTE PERSONALLY AT THE MEETING.


                                              By Order of the Board of Directors

                                              /s/ Jennifer L. DeAngelo

                                              Jennifer L. DeAngelo
Norfolk, Virginia                             Corporate Secretary
April 14, 1998                                Essex Bancorp, Inc.
--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                               Essex Bancorp, Inc.
                                The Koger Center
                                   Building #9
                                    Suite 200
                             Norfolk, Virginia 23502

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 28, 1998

Solicitation of Voting Proxy

This proxy statement is being furnished to stockholders of Essex Bancorp, Inc. (the "Company"), in connection with the solicitation by its Board of Directors of proxies to be used at the Annual Meeting of Stockholders (the "Meeting") to be held at The Koger Center, Building #5, 1st Floor Conference Room, Norfolk, Virginia, at 1:00 p.m., and at any adjournments thereof. The 1997 Annual Report to Stockholders, including the consolidated financial statements for the year ended December 31, 1997, accompanies this proxy statement, which is first being mailed to stockholders on or about April 14, 1998.

Regardless of the number of shares of common stock owned, it is important that stockholders be represented by proxy or present in person at the Meeting. Stockholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. Proxies solicited by the Board of Directors of the Company will be voted in accordance with directions given therein. Where no instructions are indicated, proxies will be voted FOR the approval of the amendment to the Company's Certificate of Incorporation and FOR ratification of the Essex Bancorp, Inc. Management Recognition Plan.

The Board of Directors knows of no additional matters that will be presented for consideration at the Meeting. Execution of a proxy, however, confers on the designated proxyholders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Meeting or any adjournments thereof.

A proxy may be revoked at any time prior to its exercise by filing written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Meeting, filing a notice of revocation with the Secretary and voting in person. However, if you are a stockholder whose shares are not registered in your name, you will need additional documentation from the record holder of your shares to vote personally at the Meeting.

The cost of solicitation of proxies in the form enclosed will be borne by the Company. Proxies may also be solicited personally or by telephone, fax, or telegraph by directors, officers, and regular employees of the Company or Essex

Savings Bank, F.S.B. (the "Bank"), without additional cost to the Company or the Bank. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

Voting Securities and Principal Stockholders

The securities that may be voted at the meeting consist of shares of Common Stock of the Company (the "Common Stock"), with each share entitling its owner to one vote on all matters to be voted on at the Meeting, except as described below.

The close of business on March 31, 1998 has been established by the Board of Directors as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Meeting and any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 1,058,510.

As provided in the Company's Certificate of Incorporation, record holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote in respect of the shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as persons acting in concert with, such person or entity. The Company is not aware of any stockholder that beneficially owned shares in excess of the Limit at March 31, 1998.

The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock entitled to vote (after subtracting any shares held in excess of the Limit) is necessary to constitute a quorum at the Meeting. The Meeting may be adjourned in order to permit the further solicitation of proxies in the event there are not sufficient votes for a quorum at the time of the Meeting or for such other purposes as may be considered proper. The affirmative vote of the majority of those shares voting on an action will be required to take any action at the Meeting.

Securities Ownership of Certain Beneficial Owners

The following table sets forth the amount of Common Stock of the Company held by each director, certain executive officers and by all directors and executive officers of the Company as a group, as of March 31, 1998. No persons or entities were known to the Company to be the beneficial owners of more than 5% of the outstanding Common Stock on such date.

                                       Amount of
                                     Common Stock
                                  Beneficially Owned        Percent of Common
Beneficial Owner                   at March 31, 1998        Stock Outstanding
----------------                 --------------------       -----------------

Roscoe D. Lacy, Jr.                        250                    .02%
Gene D. Ross                             1,870(1)                 .18%
All directors and executive
   officers as a group                   3,549(1)                 .34%

------------------------

(1) Mr. Ross and other executive officers acquired their shares through the Company's Employee Stock Purchase Plan.


Information with Respect to Continuing Directors

The Board of Directors of the Company presently consists of four directors, whose terms are scheduled to expire at the annual meetings of the stockholders of the Company to be held in 1999 and 2000. Although the Company's Bylaws provide for five directors, who serve staggered terms of office, there is an unfilled vacancy on the Board of Directors for the seat that would otherwise be filled at the Meeting. No persons have been nominated for this position in accordance with the Bylaws, and accordingly, no election for directors is scheduled to be held at the Meeting.

The following table sets forth certain information regarding the Board of Directors of the Company.

                                                                                                           Term
Name                         Age(1)            Position Held                        Director Since        Expires
----                         ------            -------------                        --------------        -------
Continuing Directors

Harry F. Radcliffe           47                Director                                 1995                2000
Gene D. Ross                 52                Chairman, President and Chief
                                                 Executive Officer                      1992(2)             2000
Roscoe D. Lacy, Jr.          57                Director                                 1984(2)             1999
Robert G. Hecht              57                Director                                 1995                1999

----------------------------
(1)  As of March 31, 1998.

(2) Reflects year in which director became a director of the Company's predecessor, Essex Bancorp. ("Bancorp"). In January 1995, Essex Bancorp. and Essex Financial Partners, L.P. were merged into the Company.

Set forth below is additional  information  with respect to the directors of the
Company:

Harry F. Radcliffe. Mr. Radcliffe became a director of the Company on September 15, 1995 and also serves as a director of the Bank. He has been President and Chief Executive Officer of Fort Pitt Capital Management, Pittsburgh, Pennsylvania, a private investment management company, since September 1995 and was the President and Chief Executive Officer of First Home Bancorp, Inc., a privately-held savings institution holding company until its sale in April 1996. He is a director of Hawthorne Financial Corporation, Los Angeles, California, a savings institution holding company which is traded on the Nasdaq National Market, and First Fidelity Bancorp, Irvine, California, a privately held thrift and loan holding company. He has also been director of Miami Computer Supply, Inc. since 1996. From 1989 to 1993, Mr. Radcliffe was the President and Chief Executive Officer of First South Savings Association, a Pennsylvania-chartered stock savings association located in Pittsburgh, Pennsylvania. Mr. Radcliffe received his degree in economics from Ohio Wesleyan University.

Gene D. Ross. Mr. Ross was President and Chief Executive Officer ("CEO") of the former general partner of Essex Financial Partners, L.P. (the "Partnership") and Essex Bancorp., the Company's predecessors, from May 1992 until their merger with the Company in 1995, and has been the President and CEO of the Company since its organization in August 1994. Mr. Ross also serves as a director and CEO and President of the Bank and various other subsidiaries of the Company. Prior to joining the Partnership in 1992, Mr. Ross was President and CEO of Southern Federal Savings and Loan Association of Georgia. He was hired in a turnaround capacity to seek strategies for the recapitalization of the institution. From October 1990 through November 1991, Mr. Ross served as an independent consultant and Regional Director of the Ralph Edgar Group, Inc., an RTC asset management contractor. In March 1988, Mr. Ross joined First Liberty Financial Corp. in Atlanta, Georgia, a $1.2 billion publicly-traded thrift holding company, as President and Chief Operating Officer. Mr. Ross played a key role in negotiating the sale of First Liberty's Atlanta-based thrift franchise. Prior to March 1988, Mr. Ross was President and CEO of The Empire Savings Building and Loan Association in Denver, Colorado. During his tenure, Mr. Ross oversaw the reorganization and repositioning of the $2 billion thrift until its sale to an out-of-state financial institution. Previously, Mr. Ross held audit manager positions with two nationally recognized certified public accounting firms. Mr. Ross is a Certified Public Accountant and has a Bachelor of Arts and Sciences from Florida State University.

Roscoe D. Lacy, Jr. Mr. Lacy is Vice President and General Manager for Miles Jennings Industrial Supply Co., Inc., an industrial supply company located in Elizabeth City, North Carolina. Mr. Lacy became a director of the Company in 1984 and has been a director of the Bank and one of its predecessor institutions since 1980. Mr. Lacy also served as a director of the Partnership's former Florida savings bank until its merger with and into the Bank in May 1993.

Robert G. Hecht. Mr. Hecht is Chief Executive Officer of Trumbull Corporation, a highway construction company in Pittsburgh, Pennsylvania, an Executive Vice President of P.J. Dick Incorporated, a building construction firm also located in Pittsburgh, Pennsylvania, and President of Allegheny Asphalt Manufacturing, Inc. in Pittsburgh, Pennsylvania. Mr. Hecht previously served as President of Century Steel Erectors, a steel erection company in Pittsburgh, Pennsylvania, until July 1990. He has also served as Vice Chairman and Director for Miami Computer Supply, Inc. since 1996. Mr. Hecht served as a director of First Home Bancorp, Inc., a privately-held savings institution holding company in Pittsburgh, Pennsylvania, until its sale in April 1996. He previously served as Director of First South Savings from September 1990 to December 1993. Mr. Hecht became a director of the Company on September 15, 1995 and also serves as a director of the Bank.

Meetings of the Board and Committees of the Board

During 1997, the Board of Directors of the Company held regular meetings each month. The Board of Directors of the Bank and the Company have established various committees, including the Audit, Executive Compensation, and Strategic Evaluation Committees. Each of the directors of the Company attended at least 75% of the Company's board meetings and the meetings of board committees on which such director served.

The Audit Committee is comprised of directors Lacy and Hecht, and is chaired by Mr. Lacy. This Committee meets periodically with the Bank's internal auditor, and periodically with the Company's and the Bank's external auditors, and reports to the Board of Directors and to senior management on the Company's and the Bank's financial condition and internal auditing practices and procedures. During the year ended December 31, 1997, the Audit Committee met three times.

The Executive Compensation Committee (the "Compensation Committee") consists of directors Lacy, Hecht and Radcliffe. The Compensation Committee meets periodically to evaluate the compensation and fringe benefits of the Company's and the Bank's directors, officers, and employees. During the year ended December 31, 1997, the Compensation Committee met twice.

The Strategic Evaluation Committee was formed in January 1996 to evaluate strategic direction as a means to enhance shareholder value. This Committee is comprised of directors Hecht, Ross and Radcliffe. During the year ended December 31, 1997, the Strategic Evaluation Committee met twice.

Directors Fees

The directors of the Company other than Mr. Ross receive fees of $250 for each joint board meeting of the Company and the Bank that they attend and $250 for any separate board committee meeting that they attend.

                      PROPOSALS TO BE VOTED AT THE MEETING

Proposal   1.    APPROVAL OF AMENDMENT TO THE CERTIFICATE OF
                 INCORPORATION.

The Board of Directors recommends a vote to approve an amendment to the Company's Certificate of Incorporation.

The Board of Directors has unanimously adopted, and is now submitting to the shareholders for approval, an amendment of the Company's Certificate of Incorporation which would increase the number of the Company's authorized shares of Common Stock. The proposed amendment would increase the Company's total authorized capitalization to 30 million shares, consisting of 20 million shares of Common Stock, par value of one cent ($.01) per share, and 10 million shares of Preferred Stock, par value of one cent ($.01) per share. Approval of this proposal to amend the Company's Certificate of Incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of the Company entitled to vote at the meeting.

The proposed amendment would increase the Company's flexibility to issue additional shares of Common Stock and Preferred Stock to enable the Company to engage in strategic transactions, such as possible mergers or share exchanges with other entities. Although the Company has no present plans to issue shares in connection with any particular transaction, the Company's flexibility is severely restricted by the fact that taking into account outstanding options and warrants to purchase Common Stock, the Company's present authorization to issue a maximum of 10 million shares of Common Stock leaves the Company with fewer than 400,000 shares that could possibly be issued in connection with all future transactions. Moreover, the Company presently has 2.25 million shares of Preferred Stock outstanding, out of a total of 5 million shares of Preferred Stock authorized, and is similarly limited in the use of Preferred Stock in potential future transactions.

If the amendment is approved, the Directors will have the authority under Delaware law to issue the additional shares in the future for such consideration as they shall determine. In certain cases, a transaction in which the Company would issue shares in the future may itself be subject to approval by the stockholders of the Company.


Proposal   2.    RATIFICATION OF THE ESSEX BANCORP, INC. MANAGEMENT
                 RECOGNITION PLAN.

The Board of Directors recommends a vote to approve the Company's Management Recognition Plan.

The Company is also submitting the Essex Bancorp, Inc. Management Recognition Plan (the "MRP") for stockholder ratification at the Meeting. The MRP, which has been approved by the Board, will not become effective absent stockholder ratification.

The objective of the MRP is to enable the Company to retain and attract personnel with experience and ability in key positions of responsibility. Those eligible to receive benefits under the MRP include the Company's executive officers and such other key employees of the Company and its subsidiaries ("Employees") as are designated by the Compensation Committee. The Compensation Committee is presently comprised of non-employee directors Lacy, Hecht and Radcliffe. The MRP does not limit the eligibility for benefits under the MRP; accordingly, the number of persons eligible for benefits from time to time will vary.

Under the MRP, restricted shares of Common Stock of the Company ("Plan Shares") may be issued to Employees upon the terms and conditions specified in the MRP and in the agreements implementing and evidencing the grant of the Plan Shares ("Agreements"). The maximum number of Plan Shares that may be issued is five percent (5%) of the Company's issued and outstanding shares of common stock (excluding Plan Shares and any shares issued upon the exercise of the Company's presently outstanding warrants). The Compensation Committee will determine the identity of those key Employees to whom Plan Shares will be issued, the number of Plan Shares to be granted to each, and the terms and conditions under which the Plan Shares will vest. Unless otherwise provided in the applicable Agreements governing the grant of Plan Shares, Plan Shares held by grantees may be voted by those grantees and all dividends payable with respect to such shares will be paid to the grantees, regardless of whether the shares are vested. Unless otherwise determined by the Compensation Committee, grantees will not have to pay for the Plan Shares issued to them.

Plan Shares issued under the MRP may not be sold, pledged or otherwise disposed of by the grantees until vested in accordance with the vesting schedule set forth in the applicable Agreement. Under the MRP, Plan Shares cannot vest until the earlier of the grantee's death, permanent disability, completion of three
(3) years of employment from the date of grant or a "change in control" of the Company (defined in the MRP in the same manner as under Mr. Ross' Restated Employment Agreement). MRP Agreements may provide for a longer vesting period.

Under current accounting standards, the Company would recognize compensation expense over the vesting period equivalent to the fair value of shares granted. The fair value of the shares granted would generally be determined at the date of grant. If vesting is contingent on future events (other than continued employment), then the measurement of compensation would be based on the fair value of the shares at the date the contingency is resolved.

If a participant terminates employment prior to the earlier of the date he is fully vested in his Plan Shares, the non-vested shares held by that participant will be forfeited back to the Company and available for reissuance under the MRP.

The Board of Directors of the Company may terminate or amend the MRP at any time. Although the Company, acting through its Board of Directors, has the power to amend the MRP, the Company may not, without the approval of the stockholders of the Company, amend the MRP so as to increase the aggregate number of Plan Shares that may be awarded under the MRP.


EXECUTIVE COMPENSATION

The following table sets forth a summary of certain information concerning the compensation paid by the Company and its subsidiaries for services rendered in all capacities during the periods indicated to Gene D. Ross, President and Chief
Executive Officer of the Company and the Bank, and Earl C. McPherson, President and Chief Executive Officer of Essex First Mortgage Corporation, a wholly-owned subsidiary of the Bank. Messrs. Ross and McPherson were the only executive officers whose total compensation during 1997 exceeded $100,000.


                                             Summary Compensation Table
                                                                      Long Term Compensation
                                                                             Awards               Payouts

                                                                   ---------------------------------------
                                                                                   Securities
    Name and Principal                                             Restricted      Underlying       LTIP         All Other
         Position             Year       Salary        Bonus          Stock        Options(2)      Payouts    Compensation(3)
---------------------------------------------------------------------------------------------------------------------------------
Gene D. Ross                  1997      $204,615(1)     N/A               --               --          --             $12,355
Chief Executive Officer of    1996      $208,750(1)   $20,000             --               --          --             $12,378
the Company and the Bank      1995      $206,154(1)     N/A               --          189,175          --             $11,587

Earl C. McPherson             1997      $114,695        N/A               --               --          --             $ 6,626
President and CEO of          1996      $121,800      $10,000             --               --          --             $ 6,582
Essex First Mortgage          1995      $116,000        N/A               --           64,292          --             $ 6,336
Corporation and Executive
Vice President of the Bank

(1)  Salary includes payouts for unused vacation.

(2)  These stock options became exercisable during 1996.

(3) Represents the Company's contribution to the Essex Savings Bank, F.S.B. Supplemental Executive Retirement Plan ("SERP") and imputed income on group-term life insurance. SERP contributions vest at 20% per year. As of the fiscal year-end 1997 the contributions had fully vested. Interest on the SERP accrues at a return equal to the interest rate on a one-year certificate of deposit.


The following table provides information on stock appreciation rights ("SARs") exercised and the value of unexercised stock options/SARs at December 31, 1997 by Messrs. Ross and McPherson:

                                  AGGREGATED SAR EXERCISES IN LAST FISCAL YEAR
                                     AND FISCAL YEAR-END OPTION/SAR VALUES
                                                              Number of                 Value of
                                                              Securities Underlying     Unexercised
                                                              Unexercised Stock         In-the-Money Stock
                           SARs (#)         Value ($)         Options/SARs at           Options/SARs at
Name                       Exercised         Realized(1)      End of Fiscal Year        End of Fiscal Year
----                       ---------        ------------      ------------------        ------------------
Gene D. Ross                 150,000           $703,125                -0-                       -0-
Chief Executive Officer
of the Company and
the Bank

---------------------------

(1) Mr. Ross's SARs were exercised November 3, 1997. The amount due to him arising from such exercise has not been paid by the Company, primarily as a result of notification from the Office of Thrift Supervision that payment was not permitted until such time as the Company sustains sufficient core profitability. The Company has not determined how or when it will satisfy this obligation.


Compensation Committee Interlocks And Insider Participation

There are no known potential conflicts of interest or interlocks involving Compensation Committee members and executive officers of the Company, the Bank, or its subsidiaries.

Compensation Committee Report On Executive Compensation

Overview

The executive compensation program of the Company is administered by the Compensation Committee, which is composed of the three independent, non-employee directors listed below. The Compensation Committee reviews management's compensation and Company benefit plans and makes recommendations regarding such compensation and benefits plans to the Board of Directors. Review of and recommendations regarding executive compensation are a significant part of that responsibility. This report covers the Committee's policies and actions in 1997.

The Company's executive compensation "mission" philosophy is to provide competitive levels of compensation, integrate management's pay with the achievement of the Company's strategic and performance goals, reward above-average corporate performance, recognize individual initiative and achievement, align management's and stockholders' interests in the enhancement of stockholder value through stock and stock option awards, and assist the Company in attracting and retaining qualified management. These factors are taken into account by the Compensation Committee in assessing executive compensation generally and the compensation of the Chief Executive Officer in particular.

For 1997, compensation of the Company's executive officers was comprised of annual base salary. No long-term performance incentives (i.e., stock option and related rights awards) were granted in 1997. Bonuses were not paid during 1997 due to the financial difficulties of and regulatory restrictions on the Company. All salaries paid to the Company's executive officers are received by them in their capacities as officers of the Company and its subsidiaries.

Each element of the Company's 1997 executive compensation, including the compensation of the Chief Executive Officer, is discussed separately below.

Base Salary

The Compensation Committee recommends to the Board of Directors of the Company and the Bank the salary level to be paid to each executive officer based upon corporate and individual performance. Base salary is determined, in part, on the basis of the position held by the executive and is assessed in comparison to the salaries of similarly situated executives at selected financial institutions of comparable size in the Company's geographic market. While comparable market ranges based upon position and responsibilities are used as guides, salaries are also based upon a subjective evaluation of the individual performance of each officer, the overall contribution of the executive to the attainment of the Company's financial goals, and the executive's record of achievement in directing the activities for which the executive is responsible. With respect to executive officers other than the Chief Executive Officer, the Committee also consulted with the Chief Executive Officer as to the appropriate salary level. In this regard, and as a result of the Company's initiatives to achieve core profitability, Mr. Ross recommended to the Board of Directors base salary reductions during 1997 not to exceed 10%. As a result of the foregoing, Mr. Ross' base salary for 1997 decreased to $189,000 from $210,000 in 1996. Mr. McPherson's base salary was also reduced to $109,620 from $121,800 in 1996.

Stock Options/Long-Term Incentives

The Company's Employee Stock Option Plan (the "Option Plan") is used to motivate key employees and executive officers to achieve long-term results beneficial to shareholders. The purpose of the Option Plan is to encourage participants to maintain and increase their proprietary interest as shareholders in the Company and to benefit from the long-term performance of the Company. Options are awarded on a case-by-case basis based upon a subjective determination of a reasonable level for each officer relative to the officer's responsibilities, performance and prior grants. The Option Plan is administered by the Compensation Committee, which has the power to determine those individuals to whom options and rights will be granted, the number of shares, the types of options and other terms and conditions of the options and rights.

                                   COMPENSATION COMMITTEE

                                   Roscoe D. Lacy, Jr.

                                   Robert G. Hecht

                                   Harry F. Radcliffe

Neither the Compensation Committee report above nor the stock performance graph that follows is incorporated by reference in any prior or future Securities and Exchange Commission (the "SEC") filings, directly or by reference to the incorporation of Proxy Statements of the Company, unless such filing specifically incorporates the report or the stock performance graph. SEC rules provide that the compensation committee report and the stock performance graph are not deemed to constitute "soliciting material" or to be filed with the SEC, and are not subject to SEC Regulations 14A or 14C, except as provided in SEC regulations, or to the liabilities under Section 18 of the Exchange Act.

Stock Performance Graph

The following graph provides a comparison with the stated indices of the percentage change in the Company's cumulative total stockholder return on its Common Stock for the period beginning January 19, 1995, the date the Company's Common Stock began trading on the American Stock Exchange. The Company's Common Stock performance is compared to the Total Return Index for the Nasdaq Stock Market (U.S. Companies) which is a broad market equity index. This index comprises all domestic common shares traded on the Nasdaq National Market and the Nasdaq Small Cap Market.

In addition, the Company's Common Stock performance is compared to the Asset-Size Index of Thrifts, under $250 million in total assets compiled by SNL Securities, a company providing broad-based financial information services to banks and thrifts.

The Company has not included in the following graph a comparison based on the Asset-Size Index of Thrifts $250 million to $500 million in total assets, which it had used in prior years. The Company believes that because of the Company's current asset size, the use of that index is no longer appropriate. For purposes of comparison, however, the total return comparisons for that index for each of the periods listed in the graph were 100 at January 19, 1995, 118.04 at June 30, 1995, 134.74 at December 31, 1995, 141.18 at June 30, 1996, 166.04 at December
31, 1996, 201.33 at June 30, 1997, and 281.37 at December 31, 1997.


The following graph is designed to be only a general depiction of one measure of corporate  performance to be used by  stockholders in evaluating the performance of the Company.
                                      01/19/95    06/30/95     12/31/95    6/30/96      12/31/96     6/30/97    12/31/97
                                   -------------------------------------------------------------------------------------
     Essex Bancorp, Inc.                 100         18.76        37.50      43.80         43.76       20.00       78.76
     Nasdaq Total US                     100        121.83       138.17     156.41        169.94      190.19      208.53
     SNL Thrift (under $250M) Index      100        115.43       137.45     140.36        152.49      178.48      234.61


EMPLOYMENT AND OTHER EXECUTIVE SERVICES AGREEMENTS AND
PLANS

Employment Agreement

Gene D. Ross is subject to a Restated Employment Agreement (the "Employment Agreement") with the Company, Essex Mortgage Corporation, and the Bank (the "Employers"). The Employers approved the Employment Agreement effective January 1, 1998. The Employment Agreement provides for the employment of Mr. Ross as the President and Chief Executive Officer of each of the Employers, and is renewable year-to-year by the Boards of Directors of each of the Employers. The respective Boards of Directors have approved the Employment Agreement through December 31, 1998. Mr. Ross is presently entitled to base salary at the rate of $189,000 per year, as well as to bonuses established from time to time by the Board of Directors of the Company based on standards of financial performance. The Employment

Agreement is currently terminable for cause by the Boards of Directors of the Company or any of the Company's subsidiaries. For purposes of the Employment Agreement, "cause" includes personal dishonesty, gross incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than non-material violations) or final cease and desist order, or a material breach of any provisions of the Employment Agreement. In the event of a termination for cause, Mr. Ross will be paid only his salary and vacation pay accrued and prorated to the date of termination. The Employment Agreement is also terminable without cause by the Board of Directors of the Company or any of its subsidiaries upon 45 days advance written notice. In the event of a termination without cause, Mr. Ross will be paid his salary and vacation pay through the date of termination, plus the severance benefit described below. The Employment Agreement also provides for the indemnification of Mr. Ross for losses and expenses arising out of the performance of his duties under the Employment Agreement, to the extent permitted by applicable corporate law and Federal regulations.

The Employment Agreement provides that upon termination of Mr. Ross without cause (including non-renewal of his agreement by the Company), Mr. Ross will be entitled to a lump sum within thirty (30) days of termination of an amount equal to one hundred and fifty percent (150%) of his highest rate of annual salary in effect during the period commencing on May 1, 1997 and ending on the date of his termination. The Employment Agreement also provides for a lump sum payment within thirty (30) days of a change of control of an amount equal to two hundred percent (200%) of his highest rate of annual salary in effect during the period commencing on May 1, 1997 and ending on the date of a change in control. For this purpose, a "Change in Control" shall occur if and only if after December 31, 1997 a "person" or "group" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), directly or indirectly, first becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of securities of the Company representing twenty percent (20%) or more of the combined voting power of the then outstanding securities of the Company. In either event, termination without cause or a Change in Control, Mr. Ross would be entitled to continuing health and medical insurance, disability insurance and life insurance coverage for periods not exceeding two (2) years on the same basis as was in effect immediately prior to the effective date of termination or change in control, as appropriate.

Other Executive Services Agreements

As of January 1, 1998, the Bank entered into a restated executive services agreement with Earl C. McPherson. Mr. McPherson's agreement is substantially similar to Mr. Ross's. In the event of termination of his agreement or employment or a change in control, Mr. McPherson would be entitled to a lump sum payment equal to one hundred and fifty percent (150%) of his highest rate of annual salary in effect during the period commencing on May 1, 1997 and ending on the date of his termination or the Change in Control.

Supplemental Executive Retirement Plan

The Bank maintains the Essex Savings Bank, F.S.B. Supplemental Executive Retirement Plan ("SERP") for certain of the highly compensated officers of the Bank and its subsidiaries. The present participants in the Plan include Messrs. Ross, McPherson, and four other officers. The SERP was implemented in 1993 for the purpose of attracting and retaining key management personnel. The SERP is a non-qualified deferred compensation plan.

Each SERP participant who is continuously employed by the Bank or its subsidiaries for an entire calendar year is credited under the SERP for that calendar year with a pension credit of 5 percent of such participant's compensation for the year and such profit-sharing credit, if any, as the Compensation Committee of the Board of Directors of the Bank determines, not in excess of 5 percent of such participant's compensation for the calendar year. Amounts credited to the bookkeeping accounts of participants under the SERP remain general assets of the Bank and are not funded through a separate trust or other investment vehicle. Each participant's account under the SERP is also credited annually with a deemed investment rate of return equal to the interest rate in effect on the last day of the prior plan year on a one-year certificate of deposit issued by the Bank.

Participants in the SERP fully vest upon death, permanent disability or retirement at or after age 65 or upon any earlier change in control, as described in the SERP. In the event of a termination of a participant's employment prior to death, permanent disability, attainment of age 65 or a change in control, the participant's vested interest in his account under the SERP is based upon his completed years of employment with the Bank or its subsidiaries after 1992. Specifically, vesting occurs at the rate of 20 percent per year for each such year of service completed after 1992. All amounts payable under the SERP are payable in a lump sum. Amounts accrued under the SERP are not taxable to participants, or deductible to the Bank, until paid. During the year ended December 31, 1997, the Company accrued $37,808 of expense pursuant to the SERP and all participants are fully vested.


                    TRANSACTIONS WITH CERTAIN RELATED PERSONS

In the ordinary course of business, the Bank and its subsidiaries have made loans, and may continue to make loans in the future, to non-executive officers and employees. Under the Bank's policy, such loans are made on substantially the same terms, including collateral, as are available to the general public. However, the Bank's policy does not permit the Company's or the Bank's directors or executive officers to borrow from the Bank or its subsidiaries, and no director or executive officer of the Company or the Bank had any outstanding indebtedness to the Company or the Bank during 1997.

Since January 1, 1997, no director or executive officer of the Company or the Bank has engaged in any transaction or series of similar transactions with the Company, the Bank or the Company's other subsidiaries that involved amounts exceeding $60,000.

Furthermore, management of the Company does not believe that any director or officer or affiliate of the Company, or any record or beneficial owner of more than 5% of the Common Stock of the Company, or any associate of any such director, officer, affiliate or stockholder, is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in any material proceeding.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the American Stock Exchange. Executive officers and directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

During 1997, based solely on its review of the copies of such forms received by it, the Company is unaware of any executive officer, director, or person who owns more than ten percent of the Company's Common Stock, or of any executive officer or director who has failed to file required notices on a timely basis.

                             INDEPENDENT ACCOUNTANTS

The Board of Directors has selected the accounting firm of Price Waterhouse LLP, independent accountants, to be the Company's independent accountants for the year ended December 31, 1997. The Board of Directors has not yet made a determination regarding the selection of independent accountants for the year ending December 31, 1998. Under the Company's Certificate of Incorporation and Bylaws, stockholders are not required to ratify or confirm the selection of independent accountants made by the Board of Directors. It is anticipated that a representative of Price Waterhouse, LLP will be present at the Meeting to answer questions concerning the financial statements presented and to make a statement if he so desires.

                            STOCKHOLDER PARTICIPATION

In the event that a stockholder wishes to submit a proposal for consideration by the stockholders of the Company at the 1999 Annual Meeting of Stockholders (the "1999 Annual Meeting"), then in order for the proposal to be includible in the proxy statement for the 1999 Annual Meeting, such proposal must be received by the Secretary of the Company no later than December 14, 1998.

The Bylaws of the Company provide a procedure for certain business to be brought before the annual meetings of the Company's stockholders, and such proposals may be properly brought before the meeting even if they are not includible in the proxy statement for the meeting, so long as the proposing stockholder complies with the advance notice provisions of the Bylaws. The 1999 Annual Meeting is scheduled to be held on May 27, 1999. If written notice of business proposed to be brought before the 1999 Annual Meeting is given to the Secretary of the Company, delivered or mailed to and received at the principal executive offices of the Company not later than February 26, 1999, such business may be brought before the 1999 Annual Meeting. Information regarding the contents of the required notice to the Company is to be found in the Company's Bylaws, which are available from the Company upon request.

Stockholders are also permitted to submit nominations of candidates for the Board of Directors. If a stockholder wishes to nominate a candidate to stand for election as a director at the 1999 Annual Meeting, the nomination shall be made by written notice to the Secretary of the Company, which must be delivered or mailed to and received at the principal executive offices of the Company not later than February 26, 1999. The requirements regarding the form and content of the stockholder nominations for directors are also set forth in the Company's Bylaws.

            OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING

The Board of Directors knows of no business which will be presented for consideration at the Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Whether or not you intend to be present at the Meeting, you are urged to return your proxy promptly. If you are present at the Meeting and wish to vote your shares in person, your proxy may be revoked by voting at the Meeting.

              ANNUAL REPORT ON FORM 10-K AND ADDITIONAL INFORMATION

A copy of Form 10-K as filed with the Securities and Exchange Commission is available upon written request. Requests for this or other financial information about the Company should be directed to Investor Relations, Essex Bancorp, Inc., The Koger Center, Building #9, Suite 200, Norfolk, Virginia 23502, Telephone
(757) 893-1326.


                               By Order of the Board of Directors

                               /s/ Jennifer L. DeAngelo

                               Jennifer L. DeAngelo
                               Corporate Secretary
                               Essex Bancorp, Inc.

Norfolk, Virginia
April 14, 1998

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                              ESSEX BANCORP, INC.
                                REVOCABLE PROXY

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ESSEX BANCORP,
     INC., FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
                   MAY 28, 1998 AND ANY ADJOURNMENT THEREOF.

The undersigned hereby acknowledges prior receipt of the Notice of the Annual Meeting of Stockholders (the "Meeting") and the Proxy Statement describing the matters set forth below, and indicating the date, time and place of the Meeting, and hereby appoints the Board of Directors of Essex Bancorp, Inc. (the "Company"), or any of them, as proxy, each with full power of substitution to represent the undersigned at the Meeting, and at any adjournment or adjournments thereof, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present on the matters referred to on the reverse side in the manner specified.

This Proxy, if executed, will be voted as directed, but, if no instructions are specified, this Proxy will be voted FOR each of the proposals listed. Please date and sign this Proxy on the reverse side and return it in the enclosed envelope. This Proxy must be received by the Company no later than May 27, 1998.

This Proxy is revocable and the undersigned may revoke it at any time prior to the Meeting by giving written notice of such revocation to the Secretary of the Company. Should the undersigned be present and want to vote in person at the Meeting, or any adjournment thereof, the undersigned may revoke this Proxy by giving written notice of such revocation to the Secretary of the Company on a form provided at the Meeting.


                  (Continued and to be signed on reverse side)

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

(1) The approval of an amendment to the Company's Certificate of Incorporation to authorize additional shares of Common and Preferred Stock.
                      [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

(2) The ratification of the Essex Bancorp, Inc. Management Recognition Plan.
                      [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

(3) To vote, in its discretion, upon any other matters that may properly come before the Annual Meeting or any adjournment thereof. Management is not aware of any other matters that will come before the Annual Meeting.

                                          Date _______________________, 1998

                                          __________________________________
                                                      Signature

                                          __________________________________
                                                      Signature

                                          Please sign your name exactly
                                          as it appears hereon. Joint
                                          accounts need only one
                                          signature, but all stockholders
                                          should sign if possible. When
                                          signing as an administrator,
                                          agent, corporation, officer,
                                          executor, trustee, guardian or
                                          similar position or under a
                                          power of attorney, please add
                                          your full title to your
                                          signature.

                     PLEASE RETURN THIS PROXY CARD PROMPTLY
                   USING THE ENCLOSED POSTAGE-PAID ENVELOPE.